UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	0-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive
	San Diego, CA	92121
	(Address of Principal Executive Offices)	(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Stephen J. Kondor agreed to serve as Vice President, Sales and Marketing of Gen-Probe Incorporated (the “Company”), starting July 29, 2005, pursuant to an employment offer letter from the Company dated July 15, 2005. Mr. Kondor will serve on an at-will basis at an annual base salary of $290,000. Mr. Kondor is also eligible to participate in the Company’s 2005 executive bonus plan for a maximum target bonus of up to 25% of his base salary, prorated from his start date. The offer letter also provides that Mr. Kondor will be granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price per share of $44.09, equal to the fair market value of the Company’s common stock on the date of grant. The option will have a 10-year term, with 25% of the shares vesting after one year and 1/48th of the shares vesting monthly thereafter until fully vested, so long as Mr. Kondor is employed by the Company. Mr. Kondor’s option will be governed by The 2003 Equity Incentive Plan of the Company. Mr. Kondor will also receive relocation benefits, including: (i) reimbursement for moving expenses and travel to San Diego from Los Altos, California, (ii) reimbursement for real estate fees on the sale of Mr. Kondor’s current home up to $40,000, (iii) $12,000 for temporary housing, and (iv) reimbursement for closing costs on the purchase of a new home up to a maximum of the lower of 2% of the purchase price of the new home or $20,000. Mr. Kondor will also be eligible to participate in the Company’s benefits programs, 401(k) plan, deferred compensation plan and employee stock purchase plan once he has satisfied any applicable eligibility criteria.
     On July 29, 2005, the Company also entered into its standard form of employment agreement for executive officers with Mr. Kondor. Pursuant to the employment agreement, if Mr. Kondor is terminated for reasons other than “cause,” or if Mr. Kondor terminates his employment for “good reason” (each as defined in the agreement), Mr. Kondor will receive severance in the form of continued compensation, at Mr. Kondor’s salary rate paid at the time of the termination plus costs of life insurance premiums, if any, for a period of 12 months. If the termination is due to a change in control (as defined in the agreement), Mr. Kondor will receive severance in the form of a lump sum payment, payable within 10 days of termination equal to 18 months’ base salary, and an amount equal to 1.5 times the greater of Mr. Kondor’s targeted level bonus in the year of the termination or Mr. Kondor’s highest discretionary bonus in the preceding three years. A termination is considered due to a change in control if the termination occurs within the period six months before or 18 months after a change in control. Mr. Kondor is also entitled to receive COBRA benefits for himself and eligible dependents until the earlier of one year following the termination date or the first date that Mr. Kondor is covered under another employer’s health benefit program providing substantially the same or better benefits, and outplacement services for six months. The description of the employment agreement set forth herein is qualified in its entirety by reference to the actual terms of the employment agreement, the form of which has previously been filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2005 as Exhibit 10.76 to the Company’s Annual Report on Form 10-K.
     On July 29, 2005, the Company and Mr. Kondor entered into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which has previously been filed with the SEC on August 14, 2002 as Exhibit 10.42 to the Company’s Amendment No. 2 to Registration Statement on Form 10. The Company and Mr. Kondor also entered into the Company’s standard forms of employee proprietary information and inventions agreement, and employee arbitration agreement.
Item 2.02 Results of Operations and Financial Condition.

     On August 1, 2005, the Company issued a news release announcing its financial results for the fiscal quarter ended June 30, 2005. A copy of the news release is attached hereto as Exhibit 99.2.
     The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless Gen-Probe expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.
Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 29, 2005, the Company appointed Stephen J. Kondor to serve as its Vice President, Sales and Marketing. Mr. Kondor, 49, previously served as Vice President/General Manager — Genetic Analysis Business of Applied Biosystems (APPLERA), a life sciences company, from November 2004 to June 2005. From January 2003 to November 2004, Mr. Kondor served as Vice President and General Manager of Fisher Scientific, a life sciences company. From August 2001 to January 2003, Mr. Kondor served as Senior Vice President and General Manager of IGEN International, a biotechnology diagnostics company. From August 2000 to January 2001, Mr. Kondor served as Vice President, Worldwide Marketing & Sales of Avocet Medical Inc., a life sciences company. Prior to those positions, Mr. Kondor also held positions at Becton Dickinson Company, Biometric Imaging, Inc., the Diagnostics Division of Abbott Laboratories, and B. Braun Medical. Mr. Kondor received his B.S. in Business Administration from Moravian College in 1981.
     The offer letter, employment agreement, indemnification agreement, employee proprietary information and inventions agreement, and employee arbitration agreement between the Company and Mr. Kondor are described in Item 1.01 of this Current Report. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.
Forward-Looking Statements
     Any statements in this Current Report about Gen-Probe’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” For example, statements concerning Gen-Probe’s financial condition, possible or expected future results of operations, growth opportunities, and plans and objectives of management are all forward-looking statements. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to: (i) the risk that we may not achieve our expected 2005 growth, revenue or earnings targets, (ii) the risk that Bayer may successfully appeal the arbitration decision that favored us, (iii) the risk that we may not earn or receive milestone payments from our collaborators, (iv) the possibility that the market for the sale of our new products, such as our TIGRIS system, APTIMA Combo 2 assay and Procleix Ultrio assay, may not develop as expected, (v) the enhancement of existing products and the development of new products may not proceed as planned, (vi) the risk that our Procleix Ultrio and WNV assays may not be approved by regulatory authorities and commercially available in the time frames we anticipate, or at all, (vii) we may not be able to compete effectively, (viii) we may not be able to maintain our current corporate collaborations and enter into new corporate collaborations or customer contracts, (ix) we are dependent on Chiron, Bayer and other third parties for the distribution of some of our products, (x) we are dependent on a small number of customers, contract manufacturers and single source suppliers of raw materials, (xi) changes in third-party reimbursement policies regarding our products could adversely affect sales of our products, (xii) changes in government regulation affecting our diagnostic products could harm our sales and increase our development costs, (xiii) the risk that our intellectual property may be infringed by third parties or invalidated, and (xiv) our involvement in patent and other intellectual property and commercial litigation could be expensive and could divert management’s attention. For additional information about risks and uncertainties Gen-Probe faces and a discussion of Gen-Probe’s financial statements, see documents filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and all periodic filings made with the SEC. Gen-Probe assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this current report or to reflect the occurrence of subsequent events.

Item 9.01. Financial Statements and Exhibits.
(c)	The following exhibit is filed with this Current Report:
99.1	Employment Offer Letter, dated July 15, 2005, between the Company and Stephen J. Kondor.
The following exhibit is furnished with this Current Report:
99.2	News release dated August 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2005	GEN-PROBE INCORPORATED
	By:	/S/ R. William Bowen
R. William Bowen
Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description
99.1	Employment Offer Letter, dated July 15, 2005, between the Company and Stephen J. Kondor.
99.2	News Release dated August 1, 2005.